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Exhibit 99.1

UNAUDITED, PRO FORMA COMBINED FINANCIAL INFORMATION

        The following unaudited, pro forma combined financial information describes the pro forma effect of our transaction with ILEX Oncology, Inc., or ILEX, on our statements of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004, as if the transaction had occurred on January 1, 2003, and our balance sheet as of September 30, 2004, as if the transaction had occurred on this date. Certain historical financial information of ILEX has been reclassified to conform with the presentation of our historical financial statements.

        This pro forma combined financial information is for informational purposes only. It does not purport to indicate the results that would have actually been obtained had the transaction been completed on the assumed date or for the periods presented, or which may be obtained in the future. To produce the pro forma financial information, we allocated the purchase price using our best estimates. The unaudited, pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements, including notes thereto, of both Genzyme and ILEX. Our historical consolidated financial statements are included in Exhibit 13.1 to our annual report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission, or SEC, on March 15, 2004 and our quarterly report on Form 10-Q for the quarterly period ended September 30, 2004, filed with the SEC on November 9, 2004. The historical consolidated financial statements of ILEX are included in pages F-1 through F-31 of ILEX's annual report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 12, 2004 and pages 3 through 10 of ILEX's quarterly report on Form 10-Q for the quarterly period ended September 30, 2004, filed with the SEC on November 9, 2004.

        Pursuant to the merger agreement, each share of ILEX common stock outstanding was converted into the right to receive 0.4682 of a share of our common stock, which we refer to as Genzyme Stock. An aggregate of approximately 18,457,800 shares of Genzyme Stock are being issued as consideration. We are paying cash for any fractional shares that result from the conversion of the ILEX common stock to Genzyme Stock. In addition, we have assumed all of the outstanding options to purchase shares of ILEX common stock. These ILEX options have been converted into options to acquire approximately 1,736,702 shares of Genzyme Stock, adjusted to reflect the exchange ratio referred to above.

        We have prepared the unaudited, pro forma combined financial information using the purchase method of accounting for the transaction. We expect to have reorganization and restructuring expenses as well as potential operating efficiencies as a result of the transaction. The unaudited, pro forma combined financial statements and related notes do not reflect these potential expenses and efficiencies.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2003
(Amounts in thousands)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
Revenues:
Net product sales	$1,563,509	$—	$—		$1,563,509
Product profit and royalty	—	23,315	—		23,315
Net service sales	130,984	—	—		130,984
Outlicensing revenue	—	2,773	—		2,773
Revenues from research and development contracts:
Related parties	1,836	—	—		1,836
Other	17,542	8,701	—		26,243

Total revenues	1,713,871	34,789	—		1,748,660

Operating costs and expenses:
Cost of products sold	399,961	—	—		399,961
Cost of services sold	75,683	—	—		75,683
Selling, general and administrative	519,977	14,713	—		534,690
Research and development (including research and development related to contracts)	335,256	60,693	—		395,949
Amortization of intangibles	80,257	4,945	19,113	[A1]	104,315
Purchase of in-process research and development	158,000	—	—		158,000
Charge for impaired goodwill	102,792	—	—		102,792
Charge for impaired assets	10,894	213	—		11,107
Settlement charge	—	16,500	—		16,500

Total operating costs and expenses	1,682,820	97,064	19,113		1,798,997

Operating income (loss)	31,051	(62,275)	(19,113)		(50,337)

Other income (expenses):
Equity in loss of equity method investments	(16,743)	—	—		(16,743)
Minority interest	2,232	—	—		2,232
Loss on investments in equity securities	(1,201)	—	—		(1,201)
Loss on sale of product line	(27,658)	—	—		(27,658)
Other	959	18	—		977
Investment income	43,015	4,304	—		47,319
Interest expense	(26,600)	(4,137)	—		(30,737)

Total other income (expenses)	(25,996)	185	—		(25,811)

Income (loss) before income taxes	5,055	(62,090)	(19,113)		(76,148)
(Provision for) benefit from income taxes	(72,647)	(24)	29,907	[A2]	(42,764)

Net income (loss)	$(67,592)	$(62,114)	$10,794		$(118,912)

See Notes to Unaudited, Pro Forma Combined Financial Statements.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2003
(Amounts in thousands, except per share data)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
Net income (loss) per share:
Allocated to Genzyme Stock(1):
Genzyme General net income (loss)	$82,143	$(62,114)	$10,794	[A3]	$30,823
Tax benefit allocated from Genzyme Biosurgery	8,720	—	—		8,720
Tax benefit allocated from Genzyme Molecular Oncology	3,420	—	—		3,420

Net income (loss) allocated to Genzyme Stock	$94,283	$(62,114)	$10,794		$42,963

Net income per share of Genzyme Stock:
Basic	$0.43				$0.18

Diluted	$0.42				$0.18

Weighted average shares outstanding:
Basic	219,376				237,834

Diluted	225,419				244,162

Allocated to Biosurgery Stock (through June 30, 2003)(1):
Genzyme Biosurgery net loss	$(166,656)				$(166,656)
Allocated tax benefit	14,005				14,005

Net loss allocated to Biosurgery Stock	$(152,651)				$(152,651)

Net loss per share of Biosurgery Stock—basic and diluted	$(3.76)				$(3.76)

Weighted average shares outstanding	40,630				40,630

Allocated to Molecular Oncology Stock (through June 30, 2003)(1):
Net loss allocated to Molecular Oncology Stock	$(9,224)				$(9,224)

Net loss per share of Molecular Oncology Stock—basic and diluted	$(0.54)				$(0.54)

Weighted average shares outstanding	16,958				16,958

(1)
Effective July 1, 2003, in connection with the elimination of our tracking stock structure, we ceased allocating earnings to Genzyme Biosurgery and Genzyme Molecular Oncology. From that date forward, all of our earnings are allocated to Genzyme General. Earnings or losses allocated to Genzyme Biosurgery and Genzyme Molecular Oncology prior to July 1, 2003 remain allocated to those divisions and are not affected by the elimination of our tracking stock structure.

See Notes to Unaudited, Pro Forma Combined Financial Statements.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2004
(Amounts in thousands, except per share amounts)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
Revenues:
Net product sales	$1,451,044	$—	$—		$1,451,044
Product profit and royalty	—	17,015	—		17,015
Net service sales	150,885	—	—		150,885
Outlicensing revenue	—	1,762	—		1,762
Revenues from research and development contracts	8,139	6,606	—		14,745

Total revenues	1,610,068	25,383	—		1,635,451

Operating costs and expenses:
Cost of products sold	323,544	—	—		323,544
Cost of services sold	101,145	—	—		101,145
Selling, general and administrative	443,956	16,940	(4,710)	[A4]	456,186
Research and development (including research and development related to contracts)	284,374	51,784	—		336,158
Amortization of intangibles	81,147	3,738	14,306	[A1]	99,191

Total operating costs and expenses	1,234,166	72,462	9,596		1,316,224

Operating income (loss)	375,902	(47,079)	(9,596)		319,227

Other income (expenses):
Equity in loss of equity method investments	(12,467)	—	—		(12,467)
Minority interest	3,715	—	—		3,715
Gain (loss) on investments in equity securities	(2,282)	—	—		(2,282)
Other	(733)	(26)	—		(759)
Investment income	17,845	1,709	—		19,554
Interest expense	(33,250)	(1,319)	—		(34,569)

Total other income (expenses)	(27,172)	364	—		(26,808)

Income (loss) before income taxes	348,730	(46,715)	(9,596)		292,419
(Provision for) benefit from income taxes	(104,861)	(31)	20,753	[A2]	(84,139)

Net income (loss)	$243,869	$(46,746)	$11,157		$208,280

See Notes to Unaudited, Pro Forma Combined Financial Statements.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2004
(Amounts in thousands, except per share amounts)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
Net income (loss) per share allocated to Genzyme Stock(1):
Net income (loss) allocated to Genzyme Stock	$243,869	$(46,746)	$11,157	[A3]	$208,280

Net income (loss) per share of Genzyme Stock:
Basic	$1.08				$0.85

Diluted	$1.05				$0.83

Weighted average shares outstanding:
Basic	226,815				245,273

Diluted	232,727				251,470

(1)
Effective July 1, 2003, in connection with the elimination of our tracking stock structure, we ceased allocating earnings to Genzyme Biosurgery and Genzyme Molecular Oncology. From that date forward, all of our earnings are allocated to Genzyme General. Earnings or losses allocated to Genzyme Biosurgery and Genzyme Molecular Oncology prior to July 1, 2003 remain allocated to those divisions and are not affected by the elimination of our tracking stock structure.

See Notes to Unaudited, Pro Forma Combined Financial Statements.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED BALANCE SHEETS
As of September 30, 2004
(Amounts in thousands, except par value amounts)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
ASSETS
Current assets:
Cash and cash equivalents	$331,232	$68,926	$—		$400,158
Short-term investments	24,785	59,493	—		84,278
Restricted short-term investments	—	604	—		604
Accounts receivable, net	501,990	10,564	—		512,554
Inventories	266,478	—	—		266,478
Prepaid expenses and other current assets	88,574	4,554	—		93,128
Deferred tax assets	134,977	—	39,743	[A5]	174,720

Total current assets	1,348,036	144,141	39,743		1,531,920
Property, plant and equipment, net	1,231,775	2,450	—		1,234,225
Long-term investments	467,429	1,050	—		468,479
Restricted long-term investments	—	1,691	—		1,691
Notes receivable—related parties	9,588	—	—		9,588
Goodwill, net	801,350	—	392,701	[A5]	1,194,051
Other intangible assets, net	868,008	56,087	232,613	[A5]	1,156,708
Investments in equity securities	116,124	—	—		116,124
Other noncurrent assets	70,404	1,581	(2,459)	[A6]	69,526

Total assets	$4,912,714	$207,000	$662,598		$5,782,312

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$63,533	$7,768	$—		$71,301
Accrued expenses	330,750	6,024	10,775	[A6]	347,549
Deferred revenue	12,722	592	—		13,314
Current portion of long-term debt and capital lease obligations	119,184	19,709	—		138,893

Total current liabilities	526,189	34,093	10,775		571,057
Long-term debt and capital lease obligations	147,094	—	—		147,094
Convertible notes	690,000	—	—		690,000
Deferred revenue—noncurrent	7,792	833			8,625
Deferred tax liabilities	177,084	—	16,842	[A5]	193,926
Other noncurrent liabilities	51,724	729	—		52,453

Total liabilities	1,599,883	35,655	27,617		1,663,155

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value	—	—	—		—
Common stock-Genzyme Stock, $0.01 par value	2,293	—	185	[A5]	2,478
Additional paid-in capital-Genzyme Stock	3,094,350	—	1,080,741	[A5]	4,175,091
Notes receivable from stockholders	(13,711)	—	—		(13,711)
Accumulated earnings (deficit)	45,309	—	(274,600)	[A5]	(229,291)
Accumulated other comprehensive income	184,590	—	—		184,590
ILEX Oncology, Inc. convertible preferred stock, $0.01 par value	—	—	—		—
ILEX Oncology, Inc. common stock, $0.01 par value	—	392	(392)	[A7]	—
ILEX Oncology, Inc. additional paid-in capital	—	562,722	(562,722)	[A7]	—
ILEX Oncology, Inc. deferred compensation	—	(166)	166	[A7]	—
ILEX Oncology, Inc. accumulated deficit	—	(392,290)	392,290	[A7]	—
ILEX Oncology, Inc. accumulated other comprehensive income	—	687	(687)	[A7]	—

Total stockholders' equity	3,312,831	171,345	634,981		4,119,157

Total liabilities and stockholders' equity	$4,912,714	$207,000	$662,598		$5,782,312

See Notes to Unaudited, Pro Forma Combined Financial Statements.

NOTES TO UNAUDITED, PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) PRO FORMA INFORMATION

Pro Forma Information

        The following unaudited, pro forma combined financial information describes the pro forma effect of our transaction with ILEX on our statements of operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004, as if the transaction had occurred on January 1, 2003, and our balance sheet as of September 30, 2004, as if the transaction had occurred on this date. Certain historical financial information of ILEX has been reclassified to conform to the presentation of our historical financial statements.

(2) PURCHASE PRICE ALLOCATION

        The estimated aggregate purchase price is comprised of the following (amounts in thousands):

Issuance of 18,457,800 shares of Genzyme Stock	$1,036,222
Issuance of options to purchase 1,736,702 shares of Genzyme Stock	44,704
Transaction costs	8,270

Total purchase price	$1,089,196

        Pursuant to the merger agreement with ILEX, each share of ILEX common stock outstanding on December 20, 2004 (the measurement date) was converted into the right to receive 0.4682 of a share of Genzyme Stock. Approximately 18.5 million shares of Genzyme Stock valued at approximately $1.0 billion will be issued in exchange for the outstanding shares of ILEX common stock, based on the three day average trading price commencing December 16, 2004 (two trading days before the measurement date).

        Options to purchase approximately 3,709,922 shares of ILEX common stock have been exchanged for options to purchase approximately 1,736,702 shares of Genzyme Stock based on the exchange ratio referred to above. Using the value of Genzyme Stock to be issued in the transaction and certain other assumptions in the Black-Scholes option valuation model, the Genzyme options issued in exchange for the ILEX options are estimated, for purposes of these unaudited, pro forma financial statements, to be valued at approximately $44.7 million. The estimated value of these options may change as a result of changes in the assumptions used to complete the final Black-Scholes option valuation model for these options.

        For purposes of the unaudited, pro forma combined financial statements, we allocated the aggregate purchase price of approximately $1.1 billion to the acquired tangible and intangible assets and assumed liabilities of ILEX based on their estimated respective fair values as of September 30, 2004 (amounts in thousands):

Cash and cash equivalents	$68,926
Short-term investments	58,819
Restricted short-term investments	604
Accounts receivable	10,564
Deferred tax assets-current	39,743
Other current assets	5,228
Long-term investments	1,050
Restricted long-term investments	1,691
Property, plant and equipment	2,450
Other intangible assets (to be amortized straight-line over 12 years)	288,700
Goodwill	392,701
In-process research and development	274,600
Other assets	1,581
Assumed liabilities:
Note payable	(19,709)
Other assumed liabilities	(20,910)
Deferred tax liability	(16,842)

Allocated purchase price	$1,089,196

        The total purchase price, the estimated fair values of assets acquired and liabilities assumed, the allocation of purchase price and the lives of intangible assets remain subject to change pending completion of the final valuation of the transaction and may vary from the amounts we have presented in these unaudited, pro forma combined financial statements.

        In connection with the transaction, we have acquired in-process research and development, or IPR&D, related to three development projects, CAMPATH (for indications other than B-cell chronic lymphocytic leukemia), clofarabine and ILX-651.

        CAMPATH is a humanized monoclonal antibody that binds to a specific target, CD52, on cell surfaces leading the body's immune system to destroy malignant, or cancerous, cells. CAMPATH was launched in May 2001 in the United States and in August 2001 in Europe under the name MABCAMPATH. The product is approved for use in patients with B-cell chronic lymphocytic leukemia who have been treated with alkylating agents and who have failed fludarabine therapy, and ILEX is now conducting trials in non-Hodgkin's lymphoma and multiple sclerosis as well.

        Clofarabine is a next-generation, purine nucleoside antimetabolite that is currently under investigation in pediatric and adult leukemias and solid tumors. ILEX has submitted the final section of its "rolling" New Drug Application with the FDA for acute pediatric leukemias based on phase II clinical trial data.

        ILX-651 is a next-generation synthetic pentapeptide analog of the natural substance dolastatin-15. This product candidate targets tubulin and has been chemically modified to provide improved pharmacological properties over earlier members of its class. ILEX initiated phase II clinical trials of ILX-651 in late 2003 in recurrent or metastatic melanoma and in locally advanced or metastatic non-small cell lung cancer.

        As of September 30, 2004, none of these projects had reached technological feasibility nor had an alternative future use. Accordingly, we allocated to IPR&D, and charged to accumulated deficit in our unaudited, pro forma combined balance sheet as of September 30, 2004, $274.6 million, representing the portion of the purchase price attributable to these projects, of which $115.8 million is attributable to the CAMPATH development project, $118.6 million is attributable to the clofarabine development project and $40.2 million is related to the ILX-651 development project. The portion of the purchase price estimated to be attributable to these programs will be charged to expense in our statement of operations in December 2004. Material non-recurring charges, such as IPR&D, are not reflected in these unaudited, pro forma combined financial statements of operations for the year ended December 31, 2003 and nine months ended September 30, 2004.

        Management assumes responsibility for determining the IPR&D valuation. The fair value assigned to purchased IPR&D was estimated by discounting, to present value, the cash flows expected to result from each project once it has reached technological feasibility. We used a discount rate of 11% and cash flows that have been probability-adjusted to reflect the risks of advancement through the product approval process. In estimating future cash flows, we also considered other tangible and intangible assets required for successful exploitation of the technology resulting from the purchased IPR&D projects and adjusted future cash flows for a charge reflecting the contribution to value of these assets.

(3) PRO FORMA ADJUSTMENTS

        The following adjustments reflect the exchange of ILEX common stock for Genzyme Stock in the transaction as well as the exchange of options to purchase shares of ILEX common stock for fully vested options to purchase shares of Genzyme Stock.

I. Unaudited, Pro Forma Combined Statements of Operations of Genzyme

(A1)
To record the amortization of acquired other intangible assets, all of which will be amortized straight-line over 12 years, for the year ended December 31, 2003 and the nine months ended September 30, 2004 (amounts in thousands):

Other Intangible Assets:	Assigned Value	Annual Amortization	Nine Months Amortization
Developed technology	$178,900	$14,908	$11,181
Core technology	105,500	8,792	6,594
Trademark	2,400	200	150
Technology license	1,900	158	119

Total	$288,700	$24,058	$18,044

(A2)
To adjust the tax provision for the impact of the historical losses of ILEX and the pro forma adjustments related to the transaction.

(A3)
The pro forma adjustments to net income (loss) reflect the aggregate impact of all pro forma adjustments on our income (loss).

(A4)
To eliminate $4.7 million of non-recurring transaction costs included in the historical statements of operations of ILEX for the nine months ended September 30, 2004. There were no similar transaction costs included in the historical statements of operations of ILEX for the year ended December 31, 2003.

II. Unaudited, Pro Forma Combined Balance Sheets of Genzyme

(A5)
To record the assumption of the net assets of ILEX and the issuance of approximately 18.5 million shares of Genzyme Stock.

  The other intangible assets of approximately $288.7 million are comprised of the following (amounts in thousands):

Other Intangible Assets:	Assigned Value
Developed technology	$178,900
Core technology	105,500
Trademark	2,400
Technology license	1,900

Total	$288,700

  Material non-recurring charges, such as the acquired IPR&D charge of $274.6 million resulting from the transaction, are not reflected in our unaudited, pro forma combined statements of operations for the year ended December 31, 2003 or nine months ended September 30, 2004. The $274.6 million allocated to IPR&D has been charged to accumulated deficit for purposes of the pro forma balance sheet presentation only and will be charged to expense in our statements of operations in December 2004.

(A6)
To accrue the following expenses which have not been reflected in our historical balances as of September 30, 2004:

•
$8.3 million for the estimated merger costs we expect to incur; and

•
$7.3 million for severance and bonus payments to certain officers of ILEX that we would be contractually obligated to pay.

  Our historical other noncurrent assets as of September 30, 2004 include $2.5 million of merger costs incurred prior to that date.

(A7)
To eliminate ILEX's historical stockholders' equity amounts totaling $171.3 million.

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  Exhibit 99.1
UNAUDITED, PRO FORMA COMBINED FINANCIAL INFORMATION